UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 18, 2006

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the annual organizational meeting of the Board of Directors held on May 18, 2006 at the headquarters of Westmoreland Coal Company (the “Company”), the directors amended the Bylaws of the Company in several minor respects. These amendments were (1) the date of the annual meeting of stockholders was changed from the second Tuesday in May to the third Thursday in May, (2) the word “occurs” was inserted in the second sentence of Section 3.3 to make the sentence grammatically correct, (3) Section 3.10, which describes the methods by which notices of meetings of Directors may be given, now authorizes the delivery of notices by any means that is permitted by Delaware law, (4) the position of Vice Chairman was authorized and it was stated that the Vice Chairman, if elected, will perform the duties of the Chairman in the absence of the Chairman, (5) a “gender neutrality” provision was added as a new Section 6.7 to make it clear that gender-specific pronouns used in the bylaws apply equally to both genders, (6) Article 8, which contained a prohibition on a bankruptcy filing by the Company, was deleted because the prohibition ended on January 4, 2004, and (7) Article 9 was renamed Article 8.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 3.1 - Westmoreland Coal Company Amended and Restated Bylaws

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: May 19, 2006	By: /s/ Roger D. Wiegley
Roger D. Wiegley
General Counsel and Secretary
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Westmoreland Coal Company Amended and Restated Bylaws